Exhibit 99.1

Norwegian Cruise Line Holdings Announces Launch of Secondary Public Offering by Selling Shareholders

MIAMI, December 14, 2015 — Norwegian Cruise Line Holdings Ltd. (Nasdaq:NCLH) (“Norwegian”) announced today the launch of a secondary public offering of approximately 10.3 million of its ordinary shares by certain funds affiliated with Apollo Global Management, LLC and Star NCLC Holdings Ltd. (together, the “Selling Shareholders”) pursuant to an automatic shelf registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”). Norwegian will not sell any ordinary shares in the offering and will not receive any of the proceeds from the offering. Goldman, Sachs & Co. is acting as the sole underwriter for the offering (the “Underwriter”).

Concurrently with and subject to completion of the offering, Norwegian has agreed to repurchase from the Underwriter ordinary shares that are being sold by the Selling Shareholders in the offering having an aggregate purchase price of approximately $20.0 million at a price per share equal to the price per share to be paid by the Underwriter to the Selling Shareholders. The share repurchase is part of Norwegian’s existing $500.0 million share repurchase program.

A registration statement relating to Norwegian’s ordinary shares was previously filed with the SEC and became effective upon filing. Any offer or sale will be made only by means of a written prospectus supplement and accompanying prospectus forming a part of an effective registration statement. The prospectus supplement and accompanying prospectus may be obtained by contacting:

Goldman, Sachs & Co.

Attn: Prospectus Department

200 West Street

New York, NY 10282

(212) 902-1171

Facsimile: (212) 902-9316

prospectus-ny@ny.email.gs.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (Nasdaq: NCLH) is a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release constitute forward-looking statements within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future,” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to: the effects of costs incurred in connection with the acquisition of Prestige Cruises International, Inc. (“Prestige”); the ability to realize, or delays in realizing, the anticipated benefits of the acquisition of Prestige; the assumption of certain potential liabilities relating to Prestige’s business; the diversion of management’s attention away from operations as a result of the integration of Prestige’s business; the effect that the acquisition of Prestige may have on employee relations and on our ability to retain key personnel; the adverse impact of general economic conditions and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; the risks associated with operating internationally, including changes in interest rates and/or foreign currency exchange rates; changes in fuel prices and/or other cruise operating costs; the impact of our hedging strategies; our efforts to expand and impact from expanding our business into new markets; our substantial indebtedness, including the ability to raise additional capital to fund our operations, and to generate the necessary amount of cash to service our existing debt; restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business; the significant portion of our assets pledged as collateral under our existing debt agreements and the ability of our creditors to accelerate the repayment of our indebtedness; our ability to incur significantly more debt despite our substantial existing indebtedness; the impact of volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; adverse events impacting the security of travel, such as terrorist acts, acts of piracy, armed conflict and threats thereof and other international events; the impact of the spread of epidemics and viral outbreaks; the impact of any future changes relating to how external distribution channels sell and market our cruises; the impact of any adverse findings from our assessment of internal controls; our reliance on third parties to provide hotel management services to certain of our ships and certain other services; the impact of delays in our shipbuilding program and ship repairs, maintenance and refurbishments; the impact of any future increases in the price of, or major changes or reduction in, commercial airline services; the impact of seasonal variations in passenger fare rates and occupancy levels at different times of the year; the effect of adverse incidents involving cruise ships and our ability to obtain adequate insurance coverage; the impact of any breaches in data security or other disturbances to our information technology and other networks; our ability to keep pace with developments in technology; the impact of amendments to our collective bargaining agreements for crew members and other employee relation issues; the continued availability of attractive port destinations; the impact of pending or threatened litigation, investigations and enforcement actions; changes involving the tax and environmental regulatory regimes in which we operate; the significant percentage of ordinary shares held by our sponsors; and other factors set forth under “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent filings by Norwegian with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. Our forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations Contact	Media Contacts
Andrea DeMarco	Jason Lasecki
(305) 468-2463	(305) 514-3912
InvestorRelations@ncl.com	Vanessa Picariello
(305) 436-4713
PublicRelations@ncl.com